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                                    LADENBURG
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                                     THALMAN
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                                ESTABLISHED 1876


                                                                 August 14, 2001



John Roberts
Chief Financial Officer
Razorfish, Inc.

32 Mercer Street
New York, NY 10013

Dear Mr. Roberts:

The purpose of this Amendment dated August 14, 2001 is to amend that certain letter agreement (the "Agreement") dated as of May 24, 2001 between Ladenburg Thalmann & Co. Inc. ("LTCO") and Razorfish, Inc. (the "Company"). The Agreement is amended as follows:

1. Section 2(b) is amended by inserting the words "by LTCO" between "sold" and the opening parenthetical.

2. Section 2(c) is amended and restated in its entirety to read as follows: "a two-tenths of one percent non-accountable expense allowance, capped at $50,000, an advance of $50,000 of which has been received by LTCO. This advance will be returned to the Company to the extent not actually earned through placements of Securities or otherwise actually incurred on an accountable basis for legal fees and expenses, travel with respect to the Offering, production expenses for road show materials and other receipted out-of-pocket expenses in connection with the Offering."

3. Section 3(c) is amended by deleting the final sentence thereof in its entirety.

[continued on next page]


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John M. Roberts
August 14, 2001
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         All other terms and conditions of the Agreement are expressly re-confirmed.

         If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

                                           Very truly yours,

                                           LADENBURG THALMANN & CO. INC.

                                           By: /s/ JOSEPH A. SMITH
                                               --------------------------------
                                               Name:  Joseph A. Smith
                                               Title: Managing Director


Agreed to and accepted
as of the date first written above:

RAZORFISH, INC.

By: /s/ JOHN ROBERTS
    ---------------------------------
    Name:  John Roberts
    Title: CFO

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